For More Information
Investor Contacts:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports First Quarter Fiscal 2008 Results
Net Sales of $175.0 Million
GAAP Diluted EPS of $0.18
Gross Profit of $33.5 Million

FREMONT, CA – December 19, 2007 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the first quarter of fiscal 2008.

First Quarter Fiscal 2008 Results:

•	Net Sales of $175.0 Million, up 6% from the previous quarter

•	Gross Profit of $33.5 Million, up 5% from the previous quarter

•	GAAP diluted EPS of $0.18, vs. $0.21 in the previous quarter

Net sales for the first quarter of fiscal 2008 were $175.0 million, up 6% compared to $165.6 million for the fourth quarter of fiscal 2007, and down 26% compared to $237.2 million for the first quarter of fiscal 2007.

Gross profit for the first quarter of fiscal 2008 was $33.5 million, up 5% compared to $31.8 million for the fourth quarter of fiscal 2007, and down 12% compared to $37.9 million for the first quarter of fiscal 2007.

Net income for the first quarter of fiscal 2008 was $11.5 million, or $0.18 per diluted share, compared to net income of $13.2 million, or $0.21 per diluted share for the fourth quarter of fiscal 2007, and $14.6 million, or $0.23 per diluted share for the first quarter of fiscal 2007.

SMART ended the first quarter of fiscal 2008 with $112.8 million in cash and cash equivalents.

“Our results this quarter were driven by increased unit volume across multiple end markets, in particular, high end servers, industrial and storage,” explained Iain MacKenzie, President and CEO of SMART. “The recent decline in 1Gb component pricing is contributing to the doubling of server module densities, and we strengthened our position in the high-end memory module market with the introduction of three new 8GB memory module products during the quarter, all incorporating our in-house dual-die package (DDP) and CoolFlex foldable printed circuit board (PCB) technologies. These industry-leading solutions are targeted for blade server OEMs, networking and storage applications, high performance computing (HPC) applications and large data center deployments, all areas expected to grow in units and densities going forward.”

“Beyond our core memory business, in the first fiscal quarter we continued to gain traction in our industrial Flash, embedded computing and display businesses. In particular, we recently secured new design wins with our Solid State Drive (SSD), Xceed PC/Geode, and display products in the U.S. and European kiosk markets. As we look ahead, we are confident in our plans to broaden our product portfolio, deepen market penetration, and continue our leadership position as one of the largest independent OEM focused manufacturers of electronic subsystems,” concluded Mr. MacKenzie.

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the second quarter of fiscal 2008, SMART estimates net sales will be in the range of $175 to $185 million, gross profit will be in the range of $34 to $36 million, and GAAP diluted net income per share will be in the range of $0.18 to $0.19. The shares used in computing diluted net income per ordinary share are estimated to be in the range of 63.6 million to 64.4 million.

Conference Call Details

SMART’s first quarter, fiscal 2008 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Standard Time (PST), or 4:30 p.m. Eastern Standard Time (EST), on Wednesday, December 19, 2007. The call may be accessed U.S. toll free by calling (800) 240-6709 or U.S. toll by calling (303) 262-2191. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PST, January 2, 2008, by dialing (800) 405-2236. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, and other risks detailed in the company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The company operates in a continually changing business environment and new factors emerge from time to time. The company cannot predict such factors, nor can it assess the impact, if any, from such factors on the company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure, and network processing applications. SMART’s Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	November 30,	November 24,
	2007	2006
	(In thousands, except
	per share data)
	(Unaudited)
Net sales	$174,951	$237,170
Cost of sales	141,429	199,258

Gross profit	33,522	37,912

Operating expenses:
Research and development	4,685	4,040
Selling, general and administrative	15,061	14,254

Total operating expenses	19,746	18,294

Income from operations	13,776	19,618
Interest expense, net	(1,024)	(2,087)
Other income (expense), net	1,422	(71)

Total other income (expense), net	398	(2,158)

Income before provision for income taxes	14,174	17,460
Provision for income taxes	2,681	2,907

Net income	$11,493	$14,553

Net income per ordinary share, basic	$0.19	$0.25

Shares used in computing basic net income per ordinary share	60,695	58,663

Net income per ordinary share, diluted	$0.18	$0.23

Shares used in computing diluted net income per ordinary share	63,656	63,488

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30,	August 31,
	2007	2007
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$112,814	$144,147
Accounts receivable, net of allowances of $2,350 and $2,517 as of November 30, 2007 and August 31, 2007, respectively	218,670	184,391
Inventories	65,899	65,105
Prepaid expenses and other current assets	7,836	8,217

Total current assets	405,219	401,860
Property and equipment, net	36,519	33,588
Goodwill	3,187	3,187
Other non-current assets	14,741	14,442

Total assets	$459,666	$453,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,998	$131,937
Accrued expenses and other current liabilities	21,627	24,043

Total current liabilities	145,625	155,980
Long-term debt	81,250	81,250
Other long-term liabilities	863	—

Total liabilities	227,738	$237,230

Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	93,960	92,250
Deferred stock-based compensation	(250)	(335)
Accumulated other comprehensive income	8,647	6,083
Retained earnings	129,561	117,839

Total shareholders’ equity	231,928	215,847

Total liabilities and shareholders’ equity	$459,666	$453,077

END